EXHIBIT 99.1

FOR RELEASE:	Contact:	Michael Gluk (investors)
Jan. 18, 2006 [7:00 a.m. ET]		VP, Finance & Administration
ArthroCare Corporation
512-391-3906

Jon Zurbey (media)
Haberman & Associates
612-372-6446
jon@habermaninc.com

ARTHROCARE ESTABLISHES $100 MILLION REVOLVING CREDIT FACILITY

Company to announce fiscal 2005 fourth quarter

and year end financial results on Feb. 15, 2006

AUSTIN, TEXAS — Jan. 18, 2006 — ArthroCare® Corp. (Nasdaq: ARTC), a multi-business medical device company that develops minimally invasive surgical products, announced today it has entered into a $100 million, five-year, secured revolving credit facility.

ArthroCare plans to utilize the credit facility to fund earn-out payments associated with the Opus Medical acquisition and general corporate purposes.

A syndicate of lenders led by Bank of America, N.A., serving as the administrative agent, and Wells Fargo Bank, National Association, serving as the syndication agent, arranged the credit facility, which can be increased to $175 million to meet additional growth needs of the company should additional financing be required in the future.

“We are pleased our strong financial standing and outlook enabled us to establish this new credit facility under favorable terms with a syndicate of high-quality lenders,” said Fernando Sanchez, senior vice president and chief financial officer, for ArthroCare. “The capital this facility provides will support the company’s growth as we further solidify our leadership position in minimally invasive sports medicine, spine and ENT surgery.”

Fourth Quarter and Year End Earnings Date Announced

ArthroCare also announced today it will release fourth quarter and fiscal year 2005 financial results on Wed., Feb. 15, 2006. ArthroCare will hold a conference call with the financial community to discuss these results at 9:00 a.m. ET/6:00 a.m. PT. The call will be simultaneously Webcast by Thomson Financial and can be accessed on ArthroCare’s Web site at www.arthrocare.com. The Webcast will remain available through March 15, 2006. A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21281638.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

SAFE HARBOR STATEMENTS

Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the company’s stated business outlook for fiscal 2005 and 2006, continued strength of the company’s fundamental position, the strength of the company’s technology, the company’s belief that strategic moves will enhance achievement of the company’s long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the company’s non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, the uncertainty of protecting the company’s patent position, and any changes in financial results from completion of year-end audit activities. These and other risks and uncertainties are detailed from time to time in the company’s Securities and Exchange Commission filings, including ArthroCare’s Form 10-Q for the quarter ended Sept. 30, 2005 and Form 10-K for the year ended Dec. 31, 2004. Forward-looking statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects,” and similar words and phrases. Actual results may differ materially from management expectations.

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